                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement      [_] Confidential, for Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         ADVANCED MICRO DEVICES, INC.
            ------------------------------------------------------
             (Name of Registrant as Specified In Its Certificate)

            ------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                                                [LOGO OF ADVANCED MICRO DEVICES]

                         ADVANCED MICRO DEVICES, INC.
                                 ONE AMD PLACE
                                 P.O. BOX 3453
                       SUNNYVALE, CALIFORNIA 94088-3453

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   We will hold the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. at the St. Regis Hotel, 2 East 55th Street, New York, New York 10022, on Thursday, April 25, 2002. The meeting will start at 10:00 a.m. local time. At the meeting, we will:

  .  Elect eight directors,

  . Seek your ratification of the appointment of Ernst & Young LLP as our independent auditors for the current fiscal year,

  . Seek your approval of amendments to the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan, and

  .  Transact any other business that properly comes before the meeting.

                                          By Order of the Board of Directors,

                                          THOMAS M. McCOY
                                          Secretary

Sunnyvale, California
March 8, 2002

                            YOUR VOTE IS IMPORTANT.
 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO COMPLETE, SIGN
    AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE
           PROVIDED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR
        VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
    QUESTIONS AND ANSWERS.............................................   1

    ITEM 1--ELECTION OF DIRECTORS.....................................   4

    COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS.................   6

    DIRECTORS' COMPENSATION AND BENEFITS..............................   7

    PRINCIPAL STOCKHOLDERS............................................   8

    SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS............   9

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...........  10

    EXECUTIVE COMPENSATION............................................  10

    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................  17

    BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....  17

    BOARD AUDIT COMMITTEE REPORT......................................  21

    PERFORMANCE GRAPH.................................................  22

    ITEM 2--RATIFICATION OF INDEPENDENT AUDITORS......................  23

    ITEM 3--APPROVAL OF AMENDMENTS TO THE ADVANCED MICRO DEVICES, INC.
           1996 STOCK INCENTIVE PLAN..................................  23

    ANNUAL REPORT AND FINANCIAL STATEMENTS............................  27

                         ADVANCED MICRO DEVICES, INC.

                               -----------------

                                PROXY STATEMENT

                               -----------------

                      2002 ANNUAL MEETING OF STOCKHOLDERS

                             QUESTIONS AND ANSWERS

 1. Q: WHO IS SOLICITING MY VOTE?

    A: This proxy solicitation is being made by the Board of Directors of Advanced Micro Devices, Inc. We have retained MacKenzie Partners, Inc., professional proxy solicitors, to assist us with this proxy solicitation.

 2. Q: WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

    A: This proxy statement was first mailed to stockholders on or about March
       19, 2002.

 3. Q: WHAT MAY I VOTE ON?

    A: You may vote on:

      .  The election of directors to serve on our Board of Directors,

      . The appointment of our independent auditors for the current fiscal year, and

      . The amendments to the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan (the 1996 Plan).

 4. Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

    A: The Board recommends that you vote:

      .  FOR each of the director nominees,

      . FOR the appointment of Ernst & Young LLP as our independent auditors for the current fiscal year, and

      .  FOR the amendments to the 1996 Plan.

 5. Q: WHO IS ENTITLED TO VOTE?

    A: Stockholders as of the close of business on February 25, 2002 (the
       Record Date) are entitled to vote at the Annual Meeting. On the Record Date, approximately 341,243,469 shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held. A list of these stockholders is kept at the offices of our transfer agent, EquiServe Trust Company, N.A. (EquiServe), c/o STARS, 100 William Street-Galleria, New York, New York, 10038.

 6. Q: HOW DO I VOTE BY MAIL?

    A: If you complete and properly sign each proxy card you receive and return it in the prepaid envelope to us, it will be voted by one of the individuals indicated on the card (your "proxy") as you direct. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominees, FOR the ratification of the appointment of our auditors and FOR the approval of the amendments to the 1996 Plan.

 7. Q: CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

    A: If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

 8. Q: CAN I VOTE AT THE MEETING?

    A. Yes. If you wish to vote your shares in person at the Annual Meeting and they are held by your broker (held in "street name"), you must bring a letter from the broker to the meeting showing that you were the direct or indirect ("beneficial") owner of the shares on February 25, 2002.

 9. Q: CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD OR AFTER I HAVE VOTED BY TELEPHONE OR ELECTRONICALLY?

    A. Yes. You may revoke your proxy at any time before it is exercised by:

      . Sending in another proxy with a later date by mail, telephone or over the Internet,

      . Notifying our Corporate Secretary in writing before the Annual Meeting that you wish to revoke your proxy, or

      .  Voting in person at the Annual Meeting.

10. Q: HOW DO I VOTE MY SHARES IF THEY ARE HELD IN STREET NAME?

    A: If your shares are held by your broker, in "street name," you will receive a form from your broker seeking instruction as to how your shares should be voted. If you do not instruct your broker how to vote, your broker will vote your shares at its discretion.

11. Q: WHAT IS A "QUORUM"?

    A: A "quorum" is a majority of the outstanding shares. They may be present at the Annual Meeting or represented by proxy. There must be a quorum for the Annual Meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum.

12. Q: HOW ARE MATTERS PASSED OR DEFEATED?

    A: The eight director nominees receiving the highest number of affirmative votes will be elected. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. All the other matters must receive affirmative votes from more than 50% of the shares that are voted to be adopted. An abstention has the same effect as a vote AGAINST a proposal.

13. Q: WHO WILL COUNT THE VOTES?

    A: Proxies will be tabulated by ADP-ICS, Inc.

14. Q: IS MY VOTE CONFIDENTIAL?

    A: Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to ADP-ICS, and handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit ADP-ICS to tabulate and certify the vote, and (2) as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

15. Q: WHO CAN ATTEND THE ANNUAL MEETING?

    A: Only stockholders as of the close of business on February 25, 2002, holders of proxies for those stockholders and other persons invited by us can attend.
16. Q: HOW WILL VOTING ON ANY BUSINESS NOT DESCRIBED ON THE NOTICE OF ANNUAL MEETING BE CONDUCTED?

    A: We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to W. J. Sanders III, our Chief Executive Officer, or Thomas M. McCoy, our Senior Vice President, General Counsel and Secretary, to vote on such matters at their discretion.

17. Q: WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING DUE?

    A: All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Thomas M. McCoy, Secretary, Advanced Micro Devices, Inc., One AMD Place, Sunnyvale, California 94088 on or before November 19, 2002. In addition, our bylaws provide for the timing and content of the notice which stockholders must provide to Mr. McCoy, Secretary, for the nomination of directors or other proposals to be properly presented at a stockholders meeting. Pursuant to these provisions, notice of any nomination or proposal must be received by us not less than 60 nor more than 90 days before the first anniversary of the preceding year's annual meeting; however, in the event that the date of the annual meeting is not within 30 days before or after the anniversary date, to be timely, the notice by the stockholder must be not later than the close of business on the tenth day following the day on which the first public announcement of the date of the annual meeting was made or the notice of the meeting was mailed, whichever occurs first.

ITEM 1--ELECTION OF DIRECTORS

   Eight directors will be elected at the Annual Meeting. All directors are elected annually and serve a one-year term until the next Annual Meeting.

   The Nominating Committee of the Board of Directors selected, and the Board of Directors accepted, the following eight persons as nominees for election to the Board: Mr. W. J. Sanders III, Dr. Hector de J. Ruiz, Dr. Friedrich Baur, Mr. Charles M. Blalack, Dr. R. Gene Brown, Mr. Robert B. Palmer, Mr. Joe L. Roby and Dr. Leonard M. Silverman. All of the nominees are currently directors of AMD.

   The Board of Directors expects all nominees named below to be available for election. If a nominee declines or is unable to act as a director, your proxy may vote for any substitute nominee proposed by the Board. Your proxy will vote FOR the election of these nominees, unless you instruct otherwise.

   The experience and background of each of the nominees follows.

   W. J. Sanders III--Mr. Sanders, 65, has been a director since 1969. Mr. Sanders is our Chairman of the Board and Chief Executive Officer. Mr. Sanders has held these offices since he co-founded AMD in 1969. Mr. Sanders will retire as the Chief Executive Officer of AMD on April 25, 2002; if re-elected, Mr. Sanders will serve as Chairman of the Board through December 27, 2003.

   Dr. Hector de J. Ruiz--Dr. Ruiz, 56, has been a director since 2000. Dr. Ruiz will be appointed as our Chief Executive Officer on April 25, 2002. Dr. Ruiz joined AMD as President and Chief Operating Officer in January 2000. Before joining AMD, Dr. Ruiz served as President of the Motorola, Inc. Semiconductor Products Sector since 1997. From 1991 to 1995, Dr. Ruiz was Senior Vice President and General Manager of Motorola's paging and messaging businesses, and in 1996 became Executive Vice President and General Manager of those businesses. Dr. Ruiz joined Motorola in 1977, and from 1977 to 1991, he held various executive positions in Motorola's Semiconductor Products Sector. Before joining Motorola, Dr. Ruiz worked at Texas Instruments, Inc. from 1972 to 1977. Dr. Ruiz is a member of the Board of Directors of Eastman Kodak Company.

   Dr. Friedrich Baur--Dr. Baur, 74, has been a director since 1994. Dr. Baur has been President and Managing Partner of MST Beteiligungs und Unternehmensberatungs GmbH, a German consulting firm, since 1990. Beginning in 1953, Dr. Baur held a variety of positions of increasing responsibility with Siemens AG, retiring in 1982 as Executive Vice President and a Managing Director. He also represented Siemens AG on the Board of Directors of AMD from 1978 until 1982. From 1982 to 1990, Dr. Baur was Chairman of the Board of Zahnradfabrik Friedrichshafen AG.

   Charles M. Blalack--Mr. Blalack, 75, has been a director since 1989. Mr. Blalack is Chairman of the Board and Chief Executive Officer of Blalack and Company, a registered investment advisor, and has been since 1969. From 1970 until 1991, Mr. Blalack was Chief Executive Officer of Blalack-Loop, Inc., an investment banking firm and member of the National Association of Securities Dealers. Prior to 1970, he was founder, Chairman and Chief Executive Officer of BW & Associates, an investment banking firm and member of the New York Stock Exchange. Mr. Blalack was a member of the Board of Directors of Monolithic Memories, Inc. until it was acquired by AMD in 1987.

   Dr. R. Gene Brown--Dr. Brown, 69, has been a director since 1969. Dr. Brown is an independent private investor and financial management consultant and has been since 2000. He was a director of Hagler Bailly, Inc., a consulting firm, from 1998 to 2000. Dr. Brown was a non-employee Managing Director of Putnam, Hayes & Bartlett, Inc., an economic and management consulting firm, from 1975 to 1998, when it was acquired by Hagler Bailly, Inc. From 1961 to 1968, Dr. Brown was a full-time professor in the graduate schools of business at Harvard University and then Stanford University. From 1968 to 1974, Dr. Brown was Vice President of Corporate Development for Syntex Corporation, and from 1974 to 1976, Dr. Brown was President of Berkeley BioEngineering.

   Robert B. Palmer--Mr. Palmer, 61, has been a director since 1999. Mr. Palmer was the Chairman and Chief Executive Officer of Digital Equipment Corporation (Digital) from 1995 to 1998. Mr. Palmer retired in 1998. Mr. Palmer was appointed Chief Executive Officer and President of Digital in October 1992. From 1985 to 1992, Mr. Palmer served in various executive positions at Digital. Before Digital, Mr. Palmer was Executive Vice President of Semiconductor Operations at United Technologies Corporation (UTC), joining UTC in 1980 when it acquired Mostek Corporation, where he was a member of the founding team in 1969. Mr. Palmer is on the Board of Trustees of the Cooper Institute for Aerobic Research, a non-profit preventative medicine research and education organization.

   Joe L. Roby--Mr. Roby, 62, has been a director since 1991. Mr. Roby is the Chairman Emeritus and Senior Advisor of the Executive Board of Credit Suisse First Boston (CSFB) and has been since December 2001. Mr. Roby was the Chairman of the Executive Board of CSFB from 2000 until December 2001. Before Donaldson, Lufkin & Jenrette, Inc. (DLJ) was acquired by CSFB in 2000, Mr. Roby was President, Chief Executive Officer and a director of DLJ. Mr. Roby was a member of the Board of Directors of DLJ since 1989. He was appointed President of DLJ in February 1996 and Chief Executive Officer in February 1998. Mr. Roby served as the Chief Operating Officer of DLJ from November 1995 until February 1998. Previously, Mr. Roby was the Chairman of the Banking Group of Donaldson, Lufkin & Jenrette Securities Corporation, a subsidiary of DLJ, a position he had held from 1989 until 1995. Mr. Roby is a member of the Board of Directors of Apogent Technologies.

   Dr. Leonard M. Silverman--Dr. Silverman, 62, has been a director since 1994. Dr. Silverman was Dean of the School of Engineering of the University of Southern California from 1984 until June 2001. He is currently a Professor of Electrical Engineering at the same institution. He was elected to the National Academy of Engineering in 1988 and is a Fellow of the Institute of Electrical and Electronic Engineers. Dr. Silverman is a member of the Board of Directors of Diodes, Inc.

   Your Board of Directors unanimously recommends that you vote "FOR" the proposed slate of directors for the current year. Unless you indicate otherwise, your proxy will vote "FOR" the proposed nominees.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

   The Board of Directors held seven (7) regularly scheduled and special meetings during the 2001 fiscal year. All Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during 2001. The Board has Audit, Nominating and Compensation Committees. The members of the committees are appointed by the Board annually.

   Audit Committee. The Audit Committee consists of Dr. R. Gene Brown, as Chair, Mr. Robert B. Palmer and Mr. Charles M. Blalack, each a non-employee director. The Audit Committee held nine (9) meetings during 2001. The Audit Committee reviews our accounting policies, internal controls, financial reporting practices, contingent risks and risk management strategies and plans, including litigation issues, and the services and fees of our independent auditors. In connection with these reviews, the Audit Committee meets alone with our financial and legal personnel, and with our independent auditors, who have free access to the Audit Committee at any time. The director of our Internal Control Department reports to the Chair of the Audit Committee and to our Chief Financial Officer and serves a staff function for the Audit Committee. The Audit Committee recommends the selection of the independent auditors to serve the following year in examining our accounts. The Audit Committee also annually reviews the independence of the independent auditors as a factor in these recommendations.

   Nominating Committee. The Nominating Committee consists of Mr. W. J. Sanders III, as Chair, Mr. Charles M. Blalack, Dr. R. Gene Brown, Mr. Robert B. Palmer and Mr. Joe L. Roby. The Nominating Committee met once during 2002 to consider nominees for the 2002 Annual Meeting. If you wish to submit names of prospective nominees for consideration by the Nominating Committee you should do so in writing to our Corporate Secretary. Nomination procedures are discussed in greater detail in our bylaws, which will be provided to you upon written request.

   Compensation Committee.  The Compensation Committee consists of Mr. Charles
M. Blalack, as Chair, Dr. R. Gene Brown and Dr. Leonard M. Silverman, each a non-employee director. The Compensation Committee recommends to the Board proposed equity incentive plans, determines equity compensation for the Chief Executive Officer and other executive officers, provides oversight of the salaries of executive officers as determined by the Chief Executive Officer, adopts executive bonus plans, grants equity awards and oversees the award of bonuses to executives and certain other employees. The Chief Executive Officer and Senior Vice President, Human Resources make recommendations to the Compensation Committee on the equity compensation of executive officers other than themselves. During 2001, the Compensation Committee met twelve (12) times.

                     DIRECTORS' COMPENSATION AND BENEFITS

   In 2001, we paid each director who was not an employee of AMD an annual fee of $28,750. Before April 26, 2001, we paid each non-employee director an annual fee of $25,000, a fee of $1,500 for attendance at each regular or special meeting of the Board, and a fee of $1,000 for attendance at each meeting of each committee (other than the Nominating Committee) on which they served. Effective on April 26, 2001, we paid each non-employee director an annual fee of $30,000, a fee of $2,000 for attendance at each regular or special meeting of the Board and a fee of $1,200 for attendance at each meeting of each committee on which they served. In addition, in 2001 we paid the Chair of the Audit Committee an annual fee of $20,000 for service in that capacity, and we paid the Chair of the Compensation Committee an annual fee of $10,000 for service in that capacity. We also reimbursed reasonable out-of-pocket expenses incurred by directors in connection with attending meetings and performing other Board-related services for AMD, and, on occasion, travel expenses of their spouses.

   Under a non-discretionary formula approved by the stockholders, we grant initial options to purchase 30,000 shares of common stock to non-employee directors on their first election to the Board. These first options are granted and vest as follows:

                                     Number
Grant Date                          of Shares Vesting
----------                          --------- -------
April 30, year of first election...   7,500   2,500--April 30, year following grant; balance--monthly over the next two years
July 31, year of first election....   7,500   2,500--April 30, year following grant; balance--monthly over the next two years
October 31, year of first election.   7,500   2,500--April 30, year following grant; balance--monthly over the next two years
December 15, year of first election   7,500   2,500--April 30, year following grant; balance--monthly over the next two years

If the Director remains on the Board, we automatically grant annual supplemental options to purchase 12,000 shares of common stock on each re-election. These annual options are granted and vest as follows:

                                  Number
Grant Date                       of Shares Vesting
----------                       --------- -------
April 30, year of re-election...   3,000   1,000--April 30, year following grant; balance--monthly over the next two years
July 31, year of re-election....   3,000   1,000--April 30, year following grant; balance--monthly over the next two years
October 31, year of re-election.   3,000   1,000--April 30, year following grant; balance--monthly over the next two years
December 15, year of re-election   3,000   1,000--April 30, year following grant; balance--monthly over the next two years

The options vest only if the director is serving on the Board on the vesting date. The exercise price of each option is the fair market value on the date of grant. The options expire on the earlier of ten years plus one day from the grant date or twelve months (for options granted before April 26, 2001) or twenty four months (for options granted after April 26, 2001) following termination of a director's service on the Board.

   In January 2002, the Board adopted amendments to the 1996 Stock Incentive Plan (the 1996 Plan), subject to stockholder approval. These amendments increase the number of options granted initially to 50,000 shares and increase the number of options granted annually to 25,000 shares. These additional options will be granted only if stockholders approve the proposed amendments to the 1996 Plan.

   Any non-employee director may elect to defer receipt of all or a portion of his annual fees and meeting fees, but may not defer less than $5,000. We credit deferred amounts plus interest to an account for record-keeping purposes, and we pay cash payments in a lump sum or in installments over a period of years, as elected by the director. Except in the case of the director's death or disability, payments commence upon the latest of the director's tenth anniversary of his first deferral, age 55, or retirement from the Board, but in no event later than age 70. The aggregate amount of retirement payments equals the director's deferred fees plus the accumulation of interest based on the annual dividend interest rate for the individual insurance policy on the director's life. In the event of the director's death, his beneficiary will receive the value of his account plus, in certain cases, a supplemental death benefit of up to ten times the average annual amount of his deferred fees. During 2001, Dr. Brown deferred fees in the amount of $20,000 pursuant to this program. In addition, in lieu of his annual fee, Dr. Brown used an automobile provided by us, valued at $24,374, which is taxable to him. We also provided Dr. Brown with family medical and dental insurance benefits, which are valued at $3,728 and are also taxable to him.

                            PRINCIPAL STOCKHOLDERS

   The following table shows each person or entity we know to be the beneficial owner of more than five percent of our common stock as of February 25, 2002.

                                                                                    Percent of
Name and Address of Beneficial Owner   Amount and Nature of Beneficial Ownership      Class
------------------------------------   -----------------------------------------    ----------
   FMR Corporation/(1)/............... 26,167,443                                      7.7%
     82 Devonshire Street              (sole dispositive power as to all shares and
     Boston, Massachusetts 02109         sole voting power as to 2,864,063 shares)

--------
(1) This information is based on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2002 by FMR Corporation (FMR). Fidelity Management & Research Company (Fidelity), a wholly owned subsidiary of FMR, is an investment advisor and the beneficial owner of 23,275,180 shares or 6.849% of our common stock. Fidelity Management Trust Company (Fidelity Trust), a wholly owned subsidiary of FMR, is a bank and the beneficial owner of 1,953,163 shares or 0.575% of our common stock. Fidelity and Fidelity Trust are located at the same address as FMR. Fidelity International Limited (FIL), Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, provides investment advisory and management services to non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 939,100 shares or 0.276% of our common stock. FIL has sole power to vote and the sole power to dispose of 939,100 shares of our common stock.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   The table below shows the number of shares of our common stock beneficially owned as of February 25, 2002, by our directors, by the nominees for election as directors, by each of our executive officers listed in the Summary Compensation Table below, and by all of our directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown as beneficially owned. Ownership information is based upon information provided by the individuals.

                                                                   Amount and Nature of    Percent of
Name                                                             Beneficial Ownership/(1)/   Class
----                                                             ------------------------  ----------
W. J. Sanders III...............................................        3,534,912/(2)/        1.04%
Dr. Hector de J. Ruiz...........................................        1,004,000/(3)/           *
Dr. Friedrich Baur..............................................            7,347/(4)/           *
Charles M. Blalack..............................................           42,000/(5)/           *
Dr. R. Gene Brown...............................................          100,448/(6)/           *
Robert B. Palmer................................................           25,000/(7)/           *
Joe L. Roby.....................................................           99,600/(8)/           *
Dr. Leonard M. Silverman........................................           46,667/(9)/           *
Walid Maghribi/(10)/............................................          315,838/(11)/          *
Robert R. Herb/(12)/............................................          416,675/(13)/          *
Thomas M. McCoy/(14)/...........................................          370,212/(15)/          *
All directors and executive officers as a group (16 persons)....        7,707,995/(16)/       2.26%

--------
  *  Less than one percent
 (1) Some of the individuals may share voting power with regard to the listed shares with their spouses.
 (2) Includes 3,300,000 shares subject to options that are exercisable on February 25, 2002 or become exercisable within 60 days thereafter. Includes 3,000 shares owned by Mr. Sanders' minor daughter, as to which Mr. Sanders disclaims beneficial ownership.
 (3) Includes 1,000,000 shares subject to options that are exercisable on February 25, 2002 or become exercisable within 60 days thereafter.
 (4) Includes 3,332 shares subject to options that are exercisable on February 25, 2002 or become exercisable within 60 days thereafter.
 (5) Includes 38,000 shares subject to options that are exercisable on February 25, 2002 or become exercisable within 60 days thereafter.
 (6) Includes 50,000 shares subject to options that are exercisable on February 25, 2002 or become exercisable within 60 days thereafter.
 (7) Includes 21,000 shares subject to options that are exercisable on February 25, 2002 or become exercisable within 60 days thereafter.
 (8) Includes 50,000 shares subject to options that are exercisable on February 25, 2002 or become exercisable within 60 days thereafter.
 (9) Consists of 46,667 shares subject to options that are exercisable on February 25, 2002 or become exercisable within 60 days thereafter.
(10) Mr. Maghribi, 49, was the Senior Vice President, President, Memory Group of AMD until he resigned March 1, 2002.
(11) Consists of 315,838 shares subject to options that are exercisable on February 25, 2002 or become exercisable within 60 days thereafter. Mr. Maghribi's unvested options were cancelled upon his resignation on March 1, 2002.
(12) Mr. Herb, 40, is Executive Vice President and Chief Sales and Marketing Officer of AMD.
(13) Consists of 416,675 shares subject to options that are exercisable on February 25, 2002 or become exercisable within 60 days thereafter.
(14) Mr. McCoy, 51, is Senior Vice President, General Counsel and Secretary of AMD.
(15) Includes 363,332 shares subject to options that are exercisable on February 25, 2002 or become exercisable within 60 days thereafter.
(16) Includes 7,255,766 shares subject to options that are exercisable on February 25, 2002 or become exercisable within 60 days thereafter.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, our Section 16 officers and any persons holding more than ten percent of our common stock to report to the Securities and Exchange Commission and the New York Stock Exchange their initial ownership of our stock and any changes in that ownership. No person holds more than ten percent of our common stock. We believe that during fiscal year 2001, our directors and Section 16 officers filed all Section 16(a) reports on a timely basis, with the exception of Mr. Daryl Ostrander, who timely filed one report reporting a sale, but inadvertently under-reported the number of shares sold by two hundred (200) shares. An amended Form 4 has been filed with the Commission. In making the above statements, we have relied upon the written representations of our directors and Section 16 officers.

                            EXECUTIVE COMPENSATION

   The following table shows compensation information for our Chief Executive Officer and our four other most highly paid executive officers as of the end of our last fiscal year.

                    Summary Compensation Table (1999-2001)

                                                                                            Long-Term Compensation
                                                   Annual Compensation                              Awards
                                  ------------------------------------------------      -------------------------
              (a)                 (b)     (c)             (d)              (e)              (g)            (i)
              ---                 ---     ---             ---              ---              ---            ---
                                                                                        Securities
                                                                       Other Annual     Underlying      All Other
Name and Principal Position       Year   Salary        Bonus/(1)/      Compensation     Options/(2)/ Compensation/(3)/
---------------------------       ---- ----------      ----------      ------------     -----------  ----------------
W. J. Sanders III................ 2001 $1,000,000      $1,217,412/(4)/  $  542,592/(5)/          0      $  743,344
  Chairman and Chief              2000 $1,000,000      $5,143,236/(4)/  $  417,284/(5)/  1,200,000      $  627,377
  Executive Officer               1999 $1,000,000      $2,000,000       $  257,719/(5)/          0      $  541,777

Hector de J. Ruiz................ 2001 $  775,962      $   19,337       $2,411,257/(6)/    500,000      $3,251,108/(7)/
  President and Chief             2000 $  752,915/(8)/ $3,160,429       $        0       2,000,000      $   32,921
  Operating Officer               1999         --              --               --              --              --

Walid Maghribi................... 2001 $  512,693      $1,012,208       $        0         185,000      $   56,677
  Former President, Memory        2000 $  424,615      $2,560,354       $        0         200,000      $   45,937
  Group                           1999 $  396,634      $1,125,000       $        0         129,000      $   14,647

Robert R. Herb................... 2001 $  556,110      $  848,539       $        0         200,000      $   39,964
  Executive Vice President and    2000 $  570,195      $2,692,239       $        0         300,000      $   53,054
  Chief Sales and Marketing       1999 $  393,750      $  512,813       $        0         300,000      $   15,253
  Officer

Thomas M. McCoy.................. 2001 $  606,747/(9)/ $   86,153       $        0         225,000      $   37,488
  Senior Vice President,          2000 $  592,542/(9)/ $  452,737       $        0         225,000      $   52,450
  General Counsel and Secretary   1999 $  418,000/(9)/ $  226,000       $        0         225,000      $   12,247

--------
(1) Includes cash profit sharing in the following amounts for Mr. Sanders, Dr. Ruiz, Mr. Maghribi, Mr. Herb and Mr. McCoy: for 2001, $30,672, $19,337, $12,208, $13,859 and $10,386; for 2000, $143,236, $67,059, $53,354, $71,735
    and $49,933; for 1999, none.
(2) Share numbers have been restated to reflect a two-for-one stock split on August 21, 2000.
(3) Includes for 2001, 2000 and 1999, for Mr. Sanders, pursuant to his employment agreement, $400,000 in deferred retirement compensation for each year and $203,477, $141,818 and $93,697 as a deferred cost of living salary adjustment. Includes for 2001 for Mr. Sanders, Dr. Ruiz, Mr. Maghribi, Mr. Herb, and Mr. McCoy, our matching contributions to our 401(K) Plan in the amount of $5,100 per individual; our matching contributions to the deferred compensation program in the amounts of $27,715, $0, $9,730, $11,569 and $7,392; inputed income from the term life insurance provided by us in the amounts of $4,641, $4,198, $1,203, $873 and $1,176; and premiums paid by us for individual insurance policies and group term life in the amounts of $26,282, $31,430, $5,177, $10,453 and $13,440; deferred profit sharing in the amounts of $4,868, $5,215, $4,868, $4,868 and $4,868; and our Excess 415 (nonqualified deferred compensation) Plan in the amounts of $5,512, $5,165, $5,512, $5,512 and $5,512. Mr.
    Sanders, Mr. Maghribi and Mr. Herb received a one-time cash payout due to the cancellation of our Excess 415 Plan in the amounts of $65,749, $25,087 and $1,589. Includes for 2000 for Mr. Sanders, Dr. Ruiz, Mr. Maghribi, Mr. Herb and Mr. McCoy, our matching contributions to our 401(K) Plan in the amount of $4,800 per individual; our matching contributions to the deferred compensation program in the amounts of $24,900, $0, $7,920, $11,025 and $7,113; imputed income from the term life insurance provided by us in the amounts of $4,360, $2,218, $990, $829 and $1,050; premiums paid by us for individual insurance policies in the amount of $26,282, $6,580, $7,010, $11,183 and $14,269; deferred profit sharing in the amount of $19,705, $14,158, $19,705, $19,705 and $19,705; and our Excess 415 Plan in the
    amounts of $5,512, $5,165, $5,512, $5,512 and $5,512. Includes for 1999 for
    Mr. Sanders, Mr. Maghribi, Mr. Herb and Mr. McCoy, our matching contributions to our 401(k) Plan in the amounts of $2,400, $2,800, $2,800 and $2,400, our matching contributions to the deferred compensation program in the amounts of $15,518, $4,031, $4,383 and $0, imputed income from term life insurance in the amounts of $3,880, $806, $611 and $886 and premiums paid for individual insurance policies in the amount of $26,282, $7,010, $7,459 and $8,962.
(4) Mr. Sanders earned a bonus of $6,186,740 for 2000. Mr. Sanders' bonus is capped at $5 million and the remainder is carried forward for three years if the cap is not reached in any of those years (the Unpaid Contingent Bonus). If the Unpaid Contingent Bonus is not paid, it is forfeited. For 2000, Mr. Sanders was paid a bonus of $5 million. For 2001, Mr. Sanders was paid the Unpaid Contingent Bonus of $1,186,740 from the bonus earned in 2000.
(5) Includes for 2001, 2000 and 1999, $195,138, $129,645 and $115,298, of
    in-kind compensation in the form of company provided vehicles. Includes for 1999, $79,754, reflecting the cost of providing physical security services. Includes for 2001, $167,658 of in-kind compensation in the form of use of the company airplane.
(6) Includes $2,340,583 reflecting a tax gross-up.
(7) Includes $3,200,000 reflecting the amount deposited in a trust account for retirement purposes.
(8) Includes $46,182 for interest forgiveness on a loan to Dr. Ruiz.
(9) Includes for 2001 and 2000, supplemental compensation of $190,000 and $195,000. Includes for 1999, $20,000 for loan forgiveness and supplemental compensation of $38,000.

                              2001 OPTION GRANTS

                      Number of    % of Total
                     Securities     Options                              Potential Realizable Value
                     Underlying    Granted to  Exercise                    at Assumed Annual Rates
                       Options    Employees in Price Per Expiration      of Stock Price Appreciation
Name                 Granted/(1)/ Fiscal Year    Share      Date            For Option Term/(2)/
----                 -----------  ------------ --------- ---------- -------------------------------------
                                                                       0%               5%        10%
                                                                    ---------       ---------- ----------
W. J. Sanders III...         0         N/A         N/A          N/A       N/A              N/A        N/A

Hector de J. Ruiz...   125,000        0.89      $26.90    4/25/2011 $       0       $2,114,658 $5,358,959
                       125,000        0.89      $21.08    7/19/2011 $(442,500)/(3)/ $  936,351 $3,051,780
                       125,000        0.89      $ 9.56   10/29/2011 $       0       $  751,529 $1,904,522
                       125,000        0.89      $14.15   11/26/2011 $       0       $1,112,357 $2,818,932

Walid Maghribi......    27,500        0.20      $26.90    4/25/2011 $       0       $  465,225 $1,178,971
                        27,500        0.20      $17.54    7/19/2011 $       0       $  303,347 $  768,742
                        27,500        0.20      $ 9.56   10/29/2011 $       0       $  165,336 $  418,995
                        75,000        0.53      $12.40    11/8/2011 $       0       $  584,872 $1,482,180
                        27,500        0.20      $14.15   11/26/2011 $       0       $  244,719 $  620,165

Robert R. Herb......    25,000        0.18      $26.90    4/25/2011 $       0       $  422,932 $1,071,792
                        25,000        0.18      $21.08    7/19/2011 $ (88,500)/(3)/ $  187,270 $  610,356
                        25,000        0.18      $ 9.56   10/29/2011 $       0       $  150,306 $  380,904
                       100,000        0.71      $12.40    11/8/2011 $       0       $  779,829 $1,976,241
                        25,000        0.18      $14.15   11/26/2011 $       0       $  222,471 $  563,786

Thomas M. McCoy.....     6,250        0.04      $26.90    4/25/2011 $       0       $  105,733 $  267,948
                         6,250        0.04      $17.54    7/19/2011 $       0       $   68,943 $  174,714
                         6,250        0.04      $ 9.56   10/29/2011 $       0       $   37,576 $   95,226
                       150,000        1.07      $10.26   10/25/2011 $       0       $  967,869 $2,452,770
                        50,000        0.36      $12.40    11/8/2011 $       0       $  389,915 $  988,120
                         6,250        0.04      $14.15   11/26/2011 $       0       $   55,618 $  140,947

--------
(1) For all optionees: Each option has a ten-year term. Each option is subject to earlier termination upon the optionee's termination of employment, death or disability. The exercise price may be paid in cash or in previously owned shares. Withholding taxes due on exercise may be paid in cash, with previously owned shares, or by having shares withheld. Except as provided in any employment agreement or changes in control agreement, the options vest only if the executive is employed by us on the vesting date. Each grant to Dr. Ruiz vests in increments of 62,500 shares on April 25, 2005 and 2006. Mr. Maghribi's 2001 option grants were cancelled upon his resignation on March 1, 2002. Mr. Herb's grants of 25,000 each, for a total of 100,000 shares, vest in increments of 8,335 shares each, for a total of 33,340 shares on April 25, 2002, and the remaining 66,660 shares vest monthly until April 25, 2004. Mr. Herb's grant of 100,000 shares vests in increments of 50,000 shares on November 8, 2002 and 2003. Mr. McCoy's grants of 6,250 shares each, for a total of 25,000 shares, vest in increments of 2,083 shares each, for a total of 8,332 shares on April 25, 2002, and the remaining 16,668 shares vest monthly until April 25, 2004. Mr. McCoy's grant of 150,000 shares vests in increments of 50,000 shares on October 25, 2004, 2005 and 2006; however, the vesting may be accelerated provided certain performance terms are met. Mr. McCoy's grant of 50,000 shares vests in increments of 25,000 shares on November 8, 2002 and 2003. Upon an optionee's termination of employment, options may be exercised only to the extent exercisable on the date of such termination of employment. Upon an optionee's death or disability, certain options that vest during the year of death or disability may become exercisable. Options may also become fully exercisable upon a change in control of AMD as that term is defined under our stock incentive plans or in accordance with an optionee's management continuity agreement. For additional information, see the discussion under, "Employment Agreements," and "Change in Control Agreements."

(2) The 0%, 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of future prices of our common stock.
(3) A negative value amount results when the exercise price is greater than the fair market value price on the date of grant.

                      AGGREGATED OPTION EXERCISES IN 2001
                       AND FISCAL YEAR-END OPTION VALUES

                                                        Number of Securities            Value of Unexercised
                           Number                      Underlying Unexercised               In-The-Money
                          of Shares                      Options at 12/31/01          Options at 12/31/01/(1)/
                         Acquired on    Value      --------------------------      --------------------------
Name                      Exercise   Realized/(1)/ (Exercisable) (Unexercisable)   (Exercisable) (Unexercisable)
----                     ----------- ------------  ------------- ---------------   ------------- ---------------
W. J. Sanders III.......   400,000    $9,310,770     3,300,000        500,000       $20,976,000    $        0
Hector de J. Ruiz.......         0    $        0       500,000      2,000,000       $         0    $1,131,250
Walid Maghribi..........   113,750    $2,685,472       265,833        371,667/(2)/  $   957,635    $  830,575/(2)/
Robert R. Herb..........   197,262    $4,060,952       283,335        766,667       $ 1,457,501    $2,831,250
Thomas M. McCoy.........    75,000    $1,527,485       342,500        412,500       $   864,250    $1,173,562

--------
(1) Value for these purposes is based solely on the difference between market value of underlying shares on the applicable date (i.e., date of exercise or fiscal year-end) and the exercise price of options.
(2) Mr. Maghribi's unvested options were cancelled upon his resignation on March 1, 2002.

Employment Agreements

   Chairman's Employment Agreement. In November 2000, we entered into an amended and restated employment agreement with Mr. Sanders that provides for his tenure as Chief Executive Officer through this annual stockholder meeting and as Chairman through December 27, 2003. The 2000 agreement provides for annual base compensation to Mr. Sanders of $1 million through this annual stockholder meeting, $750,000 for the remainder of 2002 and $600,000 in 2003, with certain deferred adjustments for cost of living increases from 1996. The 2000 agreement also provides for an annual incentive bonus equal to 0.6% of our adjusted operating profit (as defined in the agreement) in excess of 20% of adjusted operating profits for the preceding year for each year through 2002 and an incentive bonus of 0.2% of our adjusted operating profit in excess of 20% of adjusted operating profits for the preceding year for 2003. The annual bonus payment is capped at $5 million, with any excess carried over for three years if the cap is not reached in any of those years. Mr. Sanders is also eligible to receive discretionary bonuses, in amounts determined by the Compensation Committee. Under this agreement, we granted Mr. Sanders an option in 2000 to purchase 1,200,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of the grant ($23.75) with time-based vesting criteria. 700,000 of these shares were vested as of February 25, 2002. If vested, this option may be exercised after termination of employment for a period of: (i) five years after resignation or retirement, or on death or disability, or after a termination of employment other than "for good cause" or a constructive termination of employment, and
(ii) thirty days after a termination "for good cause" (as defined in the agreement).

   If we terminate or constructively terminate Mr. Sanders' employment other than "for good cause," Mr. Sanders will receive his salary and bonus for the remaining term of the agreement and all of his unvested options will vest. Mr. Sanders will receive a portion of these benefits if his employment terminates by reason of death or disability.

   If Mr. Sanders' employment terminates following a change in control (as defined in the agreement and described on p. 16, below), he will receive:

  . The greater of the salary payable for the remaining term of the agreement or three times his current base salary,

  . A bonus payment equal to the greater of the average of the two highest annual bonuses paid during the past five years or the formula bonus amounts for the year in which the termination occurred and the following year, plus any amounts carried-over from previous years,

  .  Vesting of all stock-based awards, and

  . An additional payment to reimburse him for federal excise taxes (and taxes on those taxes).

   Under the 2000 agreement, we accrued $400,000 per year (with 9% interest) in deferred retirement compensation, which was payable to Mr. Sanders as of September 12, 2001. This $2 million (plus interest) together with the deferred cost of living adjustments on his salary will be paid to Mr. Sanders in a manner that ensures that it is deductible under Section 162(m) of the Internal Revenue Code. Following the termination or constructive termination of Mr. Sanders' employment by us other than for good cause, or upon a change in control, retirement deferrals will accelerate. Mr. Sanders will be entitled to health benefits for his life (and the life of his wife and until his children reach age 21, together with any necessary tax gross-up), following his termination by us, his retirement or his death or disability. Mr. Sanders will then be entitled to the use of a comparable office and secretarial services, an automobile and security driver, up to $25,000 each year for financial and estate planning services and continued access to our facilities and services, including our aircraft (subject to the approval of our chief executive officer), until December 31, 2008.

   President and Chief Executive Officer's Employment Agreement. Effective January 31, 2002 (the Effective Date), we entered into an employment agreement with Dr. Ruiz that provides for his tenure as Chief Executive Officer and also, initially, President, through April 26, 2007, subject to automatic renewal for one year periods unless we notify Dr. Ruiz that it will not renew. This employment agreement supersedes our former agreement with Dr. Ruiz relating to his employment as President and Chief Operating Officer. The agreement provides for an initial annual base compensation to Dr. Ruiz of $950,000. The agreement also provides for an annual incentive bonus equal to 0.4% of our adjusted operating profits (as defined in the agreement) in excess of 20% of adjusted operating profits for the preceding year. The annual bonus payment is capped at $5 million with any excess carried over for three years. Dr. Ruiz is also eligible to receive discretionary bonuses, in amounts determined by the Compensation Committee, and participate in our other benefit plans.

   Dr. Ruiz will be reimbursed by us for any income taxes payable to the State of California in connection with income attributable to payments or benefits under the agreement and the exercise of any stock option granted by us. In addition, we will reimburse Dr. Ruiz for any federal and state income taxes payable with respect to this reimbursement. Total payments made will not exceed $400,000 per year (or $800,000 per year in the case of termination without cause (or constructive termination) in connection with a change in control). Any unused amount will be carried forward and added to the availability of tax reimbursements, if any, for any of the next three years.

   Under the employment agreement, we granted Dr. Ruiz an option to purchase 600,000 shares of our common stock with an exercise price equal to the fair market value on the date of grant ($16.05) which will vest as to 100,000 shares on October 15, 2002, 150,000 shares on October 15, 2003 and 2004, 100,000 shares on October 15, 2005 and 50,000 shares on June 19, 2006 and October 15, 2006. Additionally, we granted Dr. Ruiz an option to purchase 600,000 shares of our common stock with an exercise price equal to the fair market value on the date of grant ($16.05) which will vest upon attainment of certain performance-based criteria, provided that, if the performance-based criteria are not satisfied, these options will vest as to 300,000 shares on October 31, 2007 and on October 31, 2008. Options granted under this agreement are New Options. If vested, the New Options and all other options held by Dr. Ruiz with an exercise price on the Effective Date of the agreement equal to or greater than the fair market value of our common stock on the Effective Date (the Prior Options) may be exercised after termination of employment for a period of: (i) five years in the case of a termination for death or disability, retirement, termination without cause or constructive termination on or following a change in control, and (ii) two years in the case of a constructive termination or a termination without cause prior to a change in control.

   If we terminate Dr. Ruiz without cause (or constructively terminate Dr.
Ruiz) prior to a change in control, generally Dr. Ruiz will receive his annual base salary and prorated annual bonus through the date of termination and an amount equal to the sum of two times his annual base salary plus his highest bonus during the last three years. Dr. Ruiz will receive any bonus amounts carried forward from the previous three years. Dr. Ruiz, his spouse and any eligible dependents will be provided with health benefits for twenty-four (24) months. Dr. Ruiz also will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz' New Options and Prior Options will vest and become fully exercisable and all restrictions on any other awards granted after the Effective Date (the New Awards) will lapse and such awards will become nonforfeitable. Dr. Ruiz will be entitled to an accrued a "Retirement Benefit" which will be equal to (A) a service-related percentage (the Accrual Percentage) of the average of Dr. Ruiz' annual base salary for the three (3) years in which such amount was highest within the last ten (10) years of Dr. Ruiz' employment with us less (B) benefits payable to Dr. Ruiz pursuant to any retirement plan we adopt in which Dr. Ruiz participates. The Retirement Benefit Accrual Percentage is four percent (4%) for each of the first ten full years of service with us.

   If we terminate Dr. Ruiz without cause (or constructively terminate Dr.
Ruiz) on or following a change in control, Dr. Ruiz will receive payment in an amount equal to the sum of three times his annual base salary plus his highest bonus during the last three years. Dr. Ruiz will receive any bonus amounts carried forward from the previous three years. We will provide health benefits for the life of Dr. Ruiz and his spouse. Dr. Ruiz will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz' unvested options will vest and become fully exercisable and all restrictions on any other awards will lapse and such awards will become nonforfeitable. Dr. Ruiz also will be entitled to the accrued Retirement Benefit and will be credited with additional service through April 26, 2007, or two additional years of service credit, if more. Dr. Ruiz will also receive an additional payment to reimburse him for federal excise taxes (and taxes on those taxes, if any are payable).

   If we do not renew Dr. Ruiz' employment agreement after expiration of its initial five year term or at the end of any one-year renewal term, generally Dr. Ruiz will receive his annual base salary and prorated annual bonus through the date of termination and, additionally, an amount equal to the sum of two times his annual base salary. Dr. Ruiz will receive any bonus amounts carried forward from the previous three years. Dr. Ruiz, his spouse and any eligible dependents will be provided with health benefits for twenty-four (24) months. Dr. Ruiz will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz' unvested New Options, Prior Options and New Awards will vest. Dr. Ruiz will be entitled to the accrued Retirement Benefit.

   In the event of Dr. Ruiz' retirement, Dr. Ruiz will receive the accrued Retirement Benefit. We will provide health benefits for the life of Dr. Ruiz and his spouse. Dr. Ruiz will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz' unvested New Options, Prior Options and New Awards will vest.

   In the event Dr. Ruiz' employment is terminated due to his death or disability, Dr. Ruiz or his beneficiary will be entitled to the accrued Retirement Benefit. We will provide health benefits for the life of Dr. Ruiz and his spouse. Dr. Ruiz will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz' unvested New Options, Prior Options and New Awards that would have become vested within twenty-four (24) months of the date of Dr. Ruiz' employment shall vest and become fully exercisable.

Change in Control Arrangements

   Management Continuity Agreements. We have entered into management continuity agreements with each of our executive officers, except Mr. Sanders and Dr. Ruiz, designed to ensure their continued services in the event of a change in control. Mr. Sanders' and Dr. Ruiz' employment agreements address a change in control. Mr. Sanders' and Dr. Ruiz' employment agreements are discussed above in the section entitled, "Employment Agreements," beginning on
p. 13.

   For purposes of Mr. Sanders' and Dr. Ruiz' employment agreements and the management continuity agreements, a change in control includes any change of a nature which would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended. A change in control is conclusively presumed to have occurred on:

  . Acquisition by any person, other than AMD, or any employee benefit plan of ours, of beneficial ownership of more than 20% (35% in the case of Mr. Sanders' employment agreement and in the case of Mr. Herb's management continuity agreement) of the combined voting power of our then outstanding securities. In Dr. Ruiz' employment agreement, the 20% threshold excludes securities acquired directly from AMD. Dr. Ruiz' agreement also includes a 35% threshold as an additional presumed change of control event.

  . A change of the majority of the Board of Directors during any two consecutive years, unless certain conditions of Board approval are met.

  . A determination by certain members of the Board of Directors within one year after an event that such event constitutes a change in control.

   The management continuity agreements provide that, in the event of a change in control, we will reimburse the executive officer for any federal excise taxes (and taxes on those taxes) payable as a result of benefits received from us. The management continuity agreements provide that, if within two years after a change in control the executive officer's employment is terminated by us or the executive officer is constructively discharged, the executive officer will receive:

  . A severance benefit equal to three times the sum of his rate of base compensation plus the average of his two highest bonuses in the last five years,

  .  Payment of his accrued bonus,

  .  Twelve months' continuation of other incidental benefits, and

  . Full and immediate vesting of all unvested stock options, SARs and restricted stock awards.

   Mr. Herb's management continuity agreement provides that he will receive these benefits upon termination of his employment by him or us following a change in control.

   Vesting of Stock Options. All stock options granted and restricted stock awarded under our stock incentive plans become fully vested on termination of employment (other than for misconduct) or constructive termination within one year following a change in control, as defined in the plans.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Mr. Roby, director, is the Chairman Emeritus and Senior Advisor of the Executive Board of Credit Suisse First Boston (CSFB). In 2002, CSFB provided investment banking services to us.

   In June 2001, we loaned two million dollars ($2,000,000) to Dr. Ruiz pursuant to a promissory note secured by a deed of trust on real property. The loan bears interest at 5.02% and is payable in full in June 2006. The largest amount owed by Dr. Ruiz during 2001 was $2,052,383.

   Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following reports and the Performance Graph on page 22 will not be incorporated by reference into any such filings, nor will they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

                               -----------------

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   During 2001, the Compensation Committee of AMD's Board of Directors consisted of Mr. Blalack, as Chair, Dr. Brown and Dr. Silverman. The members of the Compensation Committee are independent non-employee, non-affiliated directors.

   The Committee has overall responsibility for AMD's executive compensation policies and practices. The Committee's functions include:

  .  Determining the compensation of the Chief Executive Officer of AMD,

  . Reviewing and approving all other executive officers' compensation, including salary and payments under the annual executive bonus plans, in each case based in part upon the recommendation of the Chief Executive Officer and the Senior Vice President, Human Resources of AMD, and

  . Granting awards to executive officers and, depending on the size of the award, to other employees under AMD's equity incentive plans.

   Certain officers of AMD, outside counsel and consultants typically attend meetings of the Committee. No officer of AMD is present during discussions or deliberations regarding that officer's own compensation. The Committee administers AMD's 2000 Stock Incentive Plan, 1998 Stock Incentive Plan, 1996 Executive Incentive Plan, 1996 Stock Incentive Plan, and 1995 Stock Plan of NexGen, Inc.

   Compensation Philosophy and Policies. The Committee believes that long-term corporate success, defined as sustained profitable growth, is best achieved in an environment in which employees have the opportunity to be innovative and are rewarded appropriately for that innovation. In order to provide a direct link between corporate performance and compensation which will attract and retain top-caliber employees, the Committee's compensation philosophy is to provide total compensation opportunities that are highly competitive with the pay practices of other industry-leading companies. Our compensation policies are designed to address a number of objectives, and to both reward financial performance and motivate executive officers to achieve significant returns for our stockholders. Our policies rely on two principles. First, a large portion of executive officers' cash compensation should be at risk and vary depending upon meeting stated financial objectives. Second, a significant portion of executive officers' total compensation should be in the form of stock and other equity incentives.

   When establishing salaries, bonus levels, and stock or equity awards for executive officers, the Committee considers the individual's role, leadership responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions at companies that compete with us for executives. The Committee has retained an outside compensation consultant to make periodic reviews of competitive data obtained from other independent consultants. The Committee's determinations take into account our outside compensation consultant's reviews and the compensation practices of those high technology companies that compete with us for executive talent and have annual revenues generally in excess of $1 billion. Most of these companies are included in the SP Information Tech Index used in the performance graph appearing in this proxy statement.

   Because we want to attract and retain top-caliber employees, we typically set base salary targets at or above the average for this group of companies. Companies outside the semiconductor industry are selected for inclusion in this review based upon the extent to which they satisfy a list of selection criteria, which includes size, growth rates, similar financial performance, leadership status in their industry, reputation for innovation and the extent to which they compete with us for executives, not all of which may be satisfied in any particular case. The Committee has instructed its compensation consultant to include in its review companies other than those included in the SP 500 Information Tech Index because we compete with them for executives, depending upon the specific skills required for the position.

   The Committee uses comparative data to set compensation targets that will provide executive officers with compensation that exceeds the average amounts paid to similar executives in years in which we achieve superior results, and with compensation below the average of amounts paid to similar executives in years in which we fail to achieve superior results. However, the Committee also makes discretionary and subjective determinations of appropriate compensation amounts to reflect, for example, our philosophy of compensating executives for the success they achieve in managing specific enterprises. The Committee places considerable weight upon the recommendations of the Chief Executive Officer in the case of other executive officers. While decisions concerning specific 2001 salaries, bonus levels, and stock or equity awards for individual executive officers were made within this broad framework, and in light of each executive officer's level of responsibility, performance, and competitive pay position, the awards were ultimately based upon the Committee's judgment regarding the individual executive officer's performance, taking account of whether each particular payment or award would provide an appropriate reward and incentive for his contribution to the continuation of our long-term profit performance.

   Base Salary. The Company entered into an amended and restated agreement with Mr. Sanders effective November 3, 2000. Under the 2000 agreement, Mr. Sanders received a 5.4% increase to his base salary of $1 million as a cost of living adjustment in 2001. This 5.4% will be deferred. The 2000 agreement is discussed in detail above in the section entitled, "Employment Agreements" on
p. 13.

   In consultation with members of the Committee, the Chief Executive Officer reviews annually every other executive officer's base salary, including those officers who are also directors. When reviewing base salaries, he considers individual and corporate performance, levels of responsibility and competitive pay practices. These factors vary from individual to individual, and the Chief Executive Officer does not assign relative weight or priority to any one factor.

   Annual Cash Bonus Incentives. Annual cash bonus incentives allow us to communicate key corporate goals to all employees and reward employees for achieving those goals each fiscal year. As one example of these incentives, we allocate up to 10% of operating profits to a worldwide profit sharing program in which all employees participated. Generally, we pay a portion of this allocation in cash and contribute a portion to a tax-qualified deferred profit sharing plan for U.S. employees.

   All senior executives with titles of vice president and above, other than Mr. Sanders and Dr. Ruiz, were eligible in 2001 for formula-based bonus awards under the Vice President Incentive Program, a 1996 Executive

Incentive Plan (Incentive Plan) program. The Vice President Incentive Program has a short-term component and a long-term component. The amount payable under the short-term component of the Vice President Incentive Program ranges from 0% to 100% of base salary depending on the executive's level of responsibility. Under the short-term component, a minimum of 75% of the targeted bonus is based on the achievement of predetermined corporate operating income and economic value added improvement goals beyond threshold levels of performance in combination with the sales and profit success of our product lines. The remainder of the short-term component is based on the executive's achievement of various group, division and individual goals developed by the executive's manager. Bonuses under the long-term component of the Vice President Incentive Program are based on AMD's three-year average return on equity relative to that of the S&P 500 Index, and on AMD's three-year sales growth relative to that of the semiconductor industry, as published by Worldwide Semiconductor Trade Statistics (WSTS). In order for an award to be paid under the long-term component, we must achieve a threshold level of performance relative to the S&P 500 and WSTS indexes, which is established by management, approved by the Committee and reviewed by the Board. The maximum amount payable under the long-term component is 60% of base salary. During 2001, eligible executives earned a bonus award that averaged 10.64% of base salary under the Vice President Incentive Program.

   For 2001, Mr. Sanders did not receive a formula-based annual incentive bonus under the Incentive Plan. Mr. Sanders' annual bonus is capped at $5 million. Any amount exceeding the cap is carried forward for three years and added to the bonus for any following year where the annual bonus does not exceed the $5 million cap. Mr. Sanders earned a bonus of $6,186,740 for 2000; therefore, $5 million was paid to him for 2000 and $1,186,740 was paid to him for 2001.

   Dr. Ruiz' employment agreement related to his employment as President and Chief Operating Officer, effective through January 31, 2002, provided for an annual incentive bonus payable under the Incentive Plan equal to 0.3% of the Company's adjusted operating profit in excess of 20% of the Company's adjusted operating profit for the previous year. For 2001, Dr. Ruiz did not receive a formula-based annual incentive bonus under the Incentive Plan.

   Equity Incentive Awards. A fundamental tenet of AMD's compensation policy is that significant equity participation creates a vital long-term partnership between executive officers and other stockholders. As of February 25, 2002, executive officers of AMD owned an aggregate of 337,166 shares of common stock (including restricted shares) and had the right to acquire an additional 7,046,767 shares of common stock upon the exercise of employee stock options which are exercisable by April 26, 2002. These interests, exclusive of other outstanding options, represented in the aggregate 2.16% of AMD's outstanding capital stock on February 25, 2002. We intend to continue our strategy of encouraging our executive officers to become stockholders.

   The number of shares of common stock subject to option grants or restricted stock awards is based on AMD's business plans, the executive's level of corporate responsibility, individual performance, historical award data, and competitive practices of high technology companies that compete with us for executives, with annual revenues generally in excess of $1 billion and satisfying the other criteria set forth above. In making these grants, the Committee exercises its discretion and does not assign any relative weight to one or more of these factors. Further, the Committee generally does not consider whether an executive has exercised previously granted options. During 2001, executive officers received options to purchase a total of 1,700,250 shares of common stock.

   AMD entered into Mr. Sanders' 2000 employment agreement as an inducement for Mr. Sanders to remain as Chairman and Chief Executive Office through the 2002 Annual Stockholders Meeting, and as Chairman through 2003. As discussed in detail above in the section entitled, "Employment Agreements" on p. 13, the Committee, which had the responsibility for negotiating the 2000 agreement, believes Mr. Sanders is uniquely qualified to protect and enhance the best interests of AMD and its stockholders during his transition from the Chairman and Chief Executive Officer position to Chairman. The Committee believed that entering into the 2000 agreement and providing an additional equity incentive to Mr. Sanders would be of great value to AMD and its stockholders.

   AMD awarded Dr. Ruiz options for 1,200,000 shares at $16.05 per share, the fair market value on the date of grant as an incentive for Dr. Ruiz to enter into his 2002 employment agreement. These options vest 100,000 shares on October 15, 2002, 150,000 shares on October 15, 2003 and 2004, 100,000 shares on October 15, 2005 and 50,000 shares on June 19, 2006 and October 15, 2006--provided Dr. Ruiz is providing services to AMD on the vesting date. The remaining 600,000 shares vest upon attainment of performance-based criteria, or, if not attained, 300,000 shares on October 31, 2007 and October 31, 2008.

   Before deciding to grant these options to Dr. Ruiz, the Committee consulted all other members of the Board of Directors, members of senior management, our independent compensation consultant and our independent legal counsel. In its deliberations, the Committee considered the succession plan for the CEO and other members of senior management, AMD's long-term strategic plan, and the desire to secure Dr. Ruiz' active leadership through 2007 and beyond.

   Tax Policy. Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. AMD has endeavored to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

   While the Committee will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, a portion of the options granted to Mr. Sanders discussed above and certain compensation paid by AMD in the future may not be fully deductible under Section 162(m).

   Conclusion. The Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and policies described above, a significant portion of AMD's executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Committee believes equity compensation, in the form of stock options and restricted stock, is vital to the long-term success of AMD. The Committee remains committed to this policy, recognizing the competitive market for talented executives and that the cyclical nature of AMD's business may result in highly variable compensation for a particular time period. The Committee believes that long-term stockholder value was enhanced by the corporate and individual performance achievements of AMD's executives.

                                          COMPENSATION COMMITTEE

                                          Charles M. Blalack
                                          R. Gene Brown
                                          Leonard M. Silverman

                         BOARD AUDIT COMMITTEE REPORT

   The Board has appointed an Audit Committee consisting of three directors. Each of the members of the Audit Committee is "independent" as defined under the New York Stock Exchange's listing standards and is financially literate as that qualification is interpreted by the Board. In addition, at least one member of the Audit Committee has accounting or related financial management expertise, as the Board interprets that qualification. The Board has adopted a written charter, which was amended on August 16, 2001, with respect to the Audit Committee's roles and responsibilities. A copy of the amended charter is attached as Exhibit A to this proxy statement.

   The Audit Committee oversees AMD's internal and independent auditors and assists the Board in fulfilling its oversight responsibilities on matters relating to accounting, financial reporting, internal controls and auditing by meeting regularly with the independent auditors, internal auditing and financial management personnel. Management is responsible for preparing the Company's financial statements. The independent auditors are responsible for expressing an opinion on conformity of the Company's audited financial statements to generally accepted accounting principles.

   In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company's financial statements for the fiscal year ended December 30, 2001 with AMD management and Ernst & Young LLP, our independent auditors. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications)). This included a discussion of the independent auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

   Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001 for filing with the Securities and Exchange Commission.

   The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of Ernst & Young LLP as AMD's independent auditors for fiscal 2002.

                                          AUDIT COMMITTEE

                                          R. Gene Brown
                                          Charles M. Blalack
                                          Robert B. Palmer

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   ADVANCED MICRO DEVICES, S&P 500 INDEX AND
                         SP 500 INFORMATION TECH INDEX

   The following graph shows a five-year comparison of cumulative total return on our common stock, the S&P 500 Index and the SP 500 Information Tech Index from December 31, 1996 through December 31, 2001. The past performance of our common stock is no indication of future performance.


                       [TOTAL SHAREHOLDER RETURNS GRAPH]

   This graph was plotted using the following data:

                                           Year ending December 31,
                                 --------------------------------------------
                                 1996  1997    1998    1999    2000    2001
                                 ---- ------- ------- ------- ------- -------
   AMD.......................... $100 $ 68.93 $112.62 $112.38 $107.28 $123.18
   S&P 500 Index................ $100 $133.36 $171.48 $207.56 $188.66 $166.24
   SP 500 Information Tech/(1)/. $100 $128.54 $228.97 $409.24 $241.87 $179.29

--------
(1) The SP 500 Information Technology Index is the corresponding index to the Technology-500 Index following Standard & Poors index reclassification.

ITEM 2--RATIFICATION OF INDEPENDENT AUDITORS

   Unless you indicate otherwise, your proxy will vote FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the current year. Ernst & Young LLP has been our independent auditors since our incorporation in 1969.

   The Audit Committee meets with Ernst & Young LLP several times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP for the preceding year, as well as the fees charged for such services. Among other things, the Committee examines the effect that the performance of non-audit services may have upon the independence of the auditors.

   A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from stockholders.

  Audit Fees

   Audit services of Ernst & Young LLP during the 2001 fiscal year included the examination of our consolidated financial statements and services related to filings with the Securities and Exchange Commission (SEC) and other regulatory bodies. Fees for the 2001 annual audit were $1.3 million.

  All Other Fees

   All other fees were $0.9 million, including audit related services of $0.7 million and non-audit services of $0.2 million. Audit related services generally include fees for statutory audits, accounting consultations, employee benefit plan audits and assistance with registration statement filings with the SEC. Non-audit services are comprised of tax consultation services.

   Your Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent auditors for the current year. Unless you indicate otherwise, your proxy will vote "FOR" ratification.

ITEM 3--APPROVAL OF AMENDMENTS TO THE ADVANCED MICRO DEVICES, INC. 1996 STOCK INCENTIVE PLAN

   Our stockholders are also being asked to approve amendments to the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan (the 1996 Plan) to (i) increase the number of stock options awarded to non-employee members of the Board of Directors (Outside Directors) and (ii) to change the aggregate number of shares that any participant is eligible to receive in any calendar year as option grants under the 1996 Plan.

   These amendments will increase the total number of shares granted upon initial election of an Outside Director to the Board (the First Option) from 30,000 to 50,000, to be granted as follows:

                                     Number
Grant Date                          of Shares Vesting
----------                          --------- -------
April 30, year of first election...  12,500   4,166--April 30, year following grant; balance--monthly over the next two years
July 31, year of first election....  12,500   4,166--April 30, year following grant; balance--monthly over the next two years
October 31, year of first election.  12,500   4,166--April 30, year following grant; balance--monthly over the next two years
December 15, year of first election  12,500   4,166--April 30, year following grant; balance--monthly over the next two years

This amendment will also increase the total number of shares granted automatically to Outside Directors upon re-election to the Board (the Annual Option) from a total of 12,000 options to 25,000 options to be granted as follows:

                                  Number
Grant Date                       of Shares Vesting
----------                       --------- -------
April 30, year of re-election...   6,250   2,083--April 30, year following grant; balance--monthly over the next two years
July 31, year of re-election....   6,250   2,083--April 30, year following grant; balance--monthly over the next two years
October 31, year of re-election.   6,250   2,083--April 30, year following grant; balance--monthly over the next two years
December 15, year of re-election   6,250   2,083--April 30, year following grant; balance--monthly over the next two years

   These amendments will also provide that no participant will be eligible to receive more than 2,000,000 shares in any calendar year pursuant to options granted under the 1996 Plan, other than our new employees or affiliates (including new employees who are also our officers, directors or affiliates), who are eligible to receive up to a maximum of 3,000,000 shares in the calendar year in which they begin their employment. The amendment provides that this limit will automatically be adjusted to take account of stock splits, stock dividends and corporate transactions. Before this amendment, the 1996 Plan provided that the number of shares which would be granted to any individual could not exceed 4,000,000 shares over the full ten-year life of the 1996 Plan.

   The purpose of the 1996 Plan is to enable us to recruit and retain capable employees, consultants and directors for the successful conduct of our business and to provide an additional incentive to officers and other eligible key employees, consultants and advisors and Outside Directors upon whom rest major responsibilities for our successful operation and management. The 1996 Plan is intended to enable us to attract qualified personnel in a highly competitive labor market. We intend future increases in the value of securities granted under the 1996 Plan to form part of the compensation for services to be rendered by these persons in the future.

   The stockholders approved the 1996 Plan on April 24, 1996 with an effective date of February 7, 1996. Our Board of Directors approved amendments to the 1996 Plan in October 1996, April 1998, March 2000 and March 2001. The stockholders approved these amendments on April 24, 1997, April 30, 1998, April 27, 2000 and April 26, 2001. Our Board of Directors approved the proposed amendments to the 1996 Plan on January 31, 2002, to be voted on at the 2002 Annual Meeting of Stockholders. A summary of the 1996 Plan follows.

  Summary Description of the 1996 Plan

   Number of shares subject to the 1996 Plan. The 1996 Plan reserves for issuance up to 42,900,000 shares of AMD common stock pursuant to the exercise of options granted under the plan. The number of shares is subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the 1996 Plan. The closing price of our common stock on the New York Stock Exchange on February 25, 2002 was $13.57 per share.

   Administration and Duration of the 1996 Plan. Authority to administer the 1996 Plan and to grant awards rests with the Board of Directors. The Board has delegated its authority to grant awards to any employee (including officers who are members of the Board) to the Compensation Committee. The Board has also delegated authority to senior management to grant awards up to 50,000 shares per year to any employee who is not also an officer or member of the Board.

   The 1996 Plan will terminate on February 7, 2006, but the Board retains the right to suspend, terminate or amend the 1996 Plan at any time. On termination of the 1996 Plan, outstanding awards remain in effect until they expire by their terms, are forfeited or otherwise terminate.

   Eligibility for Participation. Options may be granted under the 1996 Plan to our key full- or part-time employees, officers, consultants and advisors. As of February 25, 2002, approximately 4,100 persons were eligible to receive options under the 1996 Plan. 7,450,134 shares had been issued upon the exercise of options under the 1996 Plan, and 29,084,962 shares were subject to outstanding options under the 1996 Plan. As of February 25, 2002, 6,364,904 shares were available for future option grants under the 1996 Plan.

   Over the term of the 1996 Plan through February 25, 2002, the following executive officers have been granted the following options to purchase shares under the 1996 Plan: Mr. Sanders, 4,000,000 shares; Dr. Ruiz, 3,200,000 shares; Mr. Herb, 724,000 shares; Dr. Siegle, 577,500 shares; and Mr. McCoy, 850,000 shares. During this period, our executive officers as a group have been granted options to purchase an aggregate of 11,887,250 shares, and all employees as a group (excluding executive officers) have been granted options to purchase an aggregate of 34,017,562 shares under the 1996 Plan. During this period, our current directors as a group (excluding executive officers) have been granted options to purchase 342,000 shares under the 1996 Plan.

   Terms of Options. Options granted to employees may be either incentive stock options (ISOs) which satisfy the requirements of Code Section 422 or nonstatutory options (NSOs) which are not intended to satisfy such requirements. Options granted to Outside Directors, consultants and advisors may only be NSOs.

   The exercise price of options granted under the 1996 Plan may not be less than the fair market value of our common stock on the date of grant. Payment of the exercise price may be made in cash, by certified check, promissory note, other shares of our common stock, or through a same day sale program. In addition, the Board may authorize loans and loan guarantees for the exercise price. The term of an ISO may not exceed ten years. The term of an NSO may not exceed ten years plus one day. We did not grant any ISOs in 2001.

   Options granted to employees generally are made exercisable in one installment of 25 percent and monthly for the three years thereafter, although the actual date of exercise may be modified by the Board or its delegate so long as the option holder's interest is not diminished without his/her consent. Options may be made exercisable only under the conditions of the Board or its delegate may establish, such as, if the optionee remains employed until a specified date, or if specified performance goals have been met. If an optionee's employment terminates because of misconduct, the option terminates immediately. If an optionee's employment terminates for any reason other than misconduct, the option remains exercisable for a fixed period of three months (twelve months in the case of vice presidents or where employment has terminated because of death or disability) or a longer period depending on employee's age and length of employment with us or a longer period may be fixed by the Board or its delegate up to the remainder of the option's term. In no case may an option be exercised after the expiration of its term. An option may be exercised by the optionee or his/her guardian or legal representative.

   Outside Director Option Program. If these amendments are approved by stockholders, an Outside Director who has not previously been elected or appointed as a member of the Board will be granted a First Option as follows:

                                     Number
Grant Date                          of Shares Vesting
----------                          --------- -------
April 30, year of first election...  12,500   4,166--April 30, year following grant; balance--monthly over the next two years
July 31, year of first election....  12,500   4,166--April 30, year following grant; balance--monthly over the next two years
October 31, year of first election.  12,500   4,166--April 30, year following grant; balance--monthly over the next two years
December 15, year of first election  12,500   4,166--April 30, year following grant; balance--monthly over the next two years

Upon re-election to the Board, an Outside Director will automatically be granted an Annual Option as follows:

                                  Number
Grant Date                       of Shares Vesting
----------                       --------- -------
April 30, year of re-election...   6,250   2,083--April 30, year following grant; balance--monthly over the next two years
July 31, year of re-election....   6,250   2,083--April 30, year following grant; balance--monthly over the next two years
October 31, year of re-election.   6,250   2,083--April 30, year following grant; balance--monthly over the next two years
December 15, year of re-election   6,250   2,083--April 30, year following grant; balance--monthly over the next two years

These new options may be exercised for up to two years following termination of their service on the Board to the extent the options are vested on the date of termination. Options which are not vested on the date of termination are canceled. Options held by Outside Directors will become fully vested for exercise upon a change of control. See the section entitled, "Acceleration in Connection with a Change of Control" below.

   Acceleration in Connection with a Change of Control. If a participant's employment is terminated for any reason other than for cause (or, with respect to certain participants who are executive officers as defined in the 1996 Plan, there is a constructive termination of their employment) within one year after a change of control, all options held by that participant become fully vested. A constructive termination occurs if the participant resigns because of a diminution or adverse change in his or her conditions of employment. Options held by Outside Directors become fully vested upon a change of control without regard to termination of their service as a director. In general, a "Change of Control" will be deemed to have occurred upon the acquisition of more than 20% of either the then outstanding shares of AMD common stock or the combined voting power of our then outstanding securities, a change in two-thirds of the Board of Directors over a two-year period, certain mergers or corporate transactions in which we are not the surviving entity, or a liquidation of the Company or sale of substantially all of our assets. The 1996 Plan change of control provisions are not applicable to options granted to Mr. Sanders or Dr. Ruiz.

   Plan Benefits Table. The following table shows in the aggregate the Annual Options that will be granted to Outside Directors under the 1996 Plan in 2002, if these amendments are approved by the stockholders. Since all current Outside Directors are incumbent directors, no Outside Director who is elected at the 2002 Annual Meeting of Stockholders will receive a First Option. Because future awards to our executive officers and employees are discretionary and cannot be determined at this time, the table does not reflect any of those awards.

                                                                                 Number
           Name and Position                  Exercise Price (Per Share)        of Shares
           -----------------                  --------------------------        ---------
All current directors who are not       Fair market value on date of grant       150,000
  executive officers as a group (6
  persons)

   Federal Tax Consequences-Nonstatuatory Options. No taxable income is recognized by an optionee upon the grant of an NSO. The optionee generally will recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares at the date of exercise over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income which the optionee may elect to satisfy by having us withhold shares from the shares otherwise due or by delivering a sufficient number of previously owned shares of our common stock to us. On ultimate sale of the shares, the optionee will generally recognize as capital gain or loss the difference between the fair market value on the date of exercise and the ultimate sales price.

   Incentive Stock Options. No taxable income is recognized by the optionee at the time of the grant of an ISO and, except in determining alternative minimum tax, no taxable income is recognized at the time the ISO is exercised. The optionee will, however, recognize taxable income or loss in the year in which the shares are otherwise disposed of or sold.

   For federal tax purposes, dispositions of ISOs are divided into two categories: qualifying and disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other taxable disposition of such shares is made more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods before the sale or other disposition of the shares, then a disqualifying disposition will result.

   Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition over (ii) the option price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares on the later of the date of vesting or the date of exercise (or, if lower, the fair market value of the shares on the date of disposition) over (ii) the option price paid will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain, and that gain will be short-term if the shares have been held for one year or less following exercise of the option and long-term if the shares have been held for more than one year following exercise of the option.

   Alternative Minimum Tax. The difference between the fair market value of shares subject to an ISO on the date of exercise and the exercise price of the shares is an adjustment to income for purposes of the alternative minimum tax (the AMT). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% on the portion of an individual taxpayer's alternative minimum taxable income that would otherwise be ordinary income (28% in the case of alternative minimum taxable income in excess of $175,000). A maximum 20% AMT rate applies to the portion of alternative minimum taxable income that would otherwise be treated as net capital gain. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the shares subject to ISO on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($49,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the shares subject to an ISO occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those shares. Also, upon a sale of shares that is a qualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the shares subject to the ISO at exercise over the amount paid for the shares.

   Deduction to the Company. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of an NSO. The deduction generally will be allowed for our taxable year in which occurs the last day of the calendar year in which the optionee recognizes ordinary income in connection with the exercise.

   If the optionee makes a disqualifying disposition of the shares purchased on exercise of an ISO, then we will be entitled to an income tax deduction for the taxable year in which the disposition occurs, equal to the amount which is taxable to the employee as ordinary income. In no other instance will we be allowed a deduction with respect to the optionee's disposition of the shares purchased upon exercise of an ISO.

   2000 Stock Incentive Plan.   In October 2001, upon the recommendation of the
Compensation Committee, the Board of Directors authorized options for an additional fourteen million shares to be granted at fair market value on the date of grant pursuant to the Advanced Micro Devices, Inc. 2000 Stock Incentive Plan (the 2000 Plan). Officers and directors are not eligible under the 2000 Plan to receive more than 45 percent of all options granted under the 2000 Plan, and employees who are not officers and directors must receive more than 50 percent of the shares available for grant under the 2000 Plan. As of February 25, 2002, 12,286,831 options were granted under the 2000 Plan, 2.04 percent of which were granted to our corporate officers. No options have been granted under the 2000 Plan to outside directors.

   Your Board of Directors unanimously recommends that you vote "FOR" approval of the amendments to the 1996 Plan. Unless you indicate otherwise, your proxy will vote "FOR" approval.

                    ANNUAL REPORT AND FINANCIAL STATEMENTS

   Our 2001 Annual Report, which includes our audited financial statements for the fiscal year ended December 30, 2001, has accompanied or preceded this proxy statement. We will provide, without charge, upon your written request, a copy of our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Requests should be directed to our Corporate Secretary at Advanced Micro Devices, Inc., One AMD Place, P.O. Box 3453, Sunnyvale, California 94088-3453.

   AMD, the AMD Arrow logo and combinations thereof and Advanced Micro Devices are either registered trademarks or trademarks of Advanced Micro Devices, Inc.

                                                                      EXHIBIT A

                         Advanced Micro Devices, Inc.
                   Audit Committee of the Board of Directors
                                    Charter

   The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibilities to the shareholders and the investment community relating to overseeing and monitoring the integrity of the corporate accounting, auditing and reporting practices of the Company. The Audit Committee shall be composed of at least three directors all of whom are financially literate (generally knowledgeable in financial and auditing matters), and at least one of whom has accounting or related financial management expertise. Members of the Audit Committee shall be free of any relationship to the Company that may interfere with the exercise of their independent judgement. The Audit Committee is expected to maintain free and open communication with the independent auditors, internal auditors and the management of the Company. The Audit Committee will investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other experts for this purpose. The Committee's activities shall have a Chairperson, and shall meet at least four times annually. This charter will be reviewed and reassessed annually.

Responsibilities

   The Audit Committee's responsibilities include:

  . Reviewing and recommending to the Board the selection and retention of the independent auditors that audit the financial statements of the Company. The Committee will ensure that the independent auditors have a clear understanding that they are ultimately accountable to the Board and the Committee. The Committee will review the independent auditor's written communication delineating their relationships and professional services and will take appropriate action to ensure the continuing independence of the auditors. The Committee will provide the opportunity, at least annually, for the internal and independent auditors to meet with the members of the Committee without members of management present.

  . Meeting with the independent auditors and financial management of the Company to review the scope of the proposed audit, timely quarterly reviews, the audit procedures to be utilized and the adequacy of the independent auditor's compensation. At the conclusion of the annual audit, the Committee will review any comments or recommendations of the independent auditors.

  . Reviewing with management and the independent auditors the Company's interim financial statements before the filing of the Company's quarterly report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated by the independent auditors under generally accepted auditing standards.

  . Reviewing with the independent auditors, the Company's internal auditor and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company.

  . Reviewing and concurring with the appointment, termination or replacement of the director of internal audit and control, who reports to the Chairman of the Audit Committee and the Chief Financial Officer. The Committee will review the internal audit function, including the proposed audit plans and the coordination of those plans with the independent auditors. The Committee will review progress reports on and results from internal audit activities.

  . At least annually, submitting a signed report for inclusion in the Company's proxy materials with respect to the Committee and its functioning, as required by applicable SEC rules.

  . Reviewing reports received from outside auditors under any applicable auditing standard and reports received from regulators, and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

  . Inquiring of management, the internal auditor, and the independent auditors about significant risks or exposures. The Committee will assess the steps management has taken to minimize such risks to the Company.

  . Reviewing accounting and financial human resources and succession planning within the Company.

  . Reporting on the meetings of the Audit Committee to the full Board of Directors.

                                                                     AMD-25690A

                          ADVANCED MICRO DEVICES, INC.

                           1996 STOCK INCENTIVE PLAN

1.   PURPOSE

     The purpose of this Plan is to encourage key personnel, Outside Directors and advisors whose long-term service is considered essential to the Company's continued progress, to remain in the service of the Company or its Affiliates. By means of the Plan, the Company also seeks to attract new key employees, Outside Directors and advisors whose future services are necessary for the continued improvement of operations. The Company intends future increases in the value of securities granted under this Plan to form part of the compensation for services to be rendered by such persons in the future. It is intended that this purpose will be effected through the granting of Options.

2.   DEFINITIONS

     The terms defined in this Section 2 shall have the respective meanings set forth herein, unless the context otherwise requires.

     (a) "Affiliate" The term "Affiliate" shall mean any corporation, partnership, joint venture or other entity in which the Company holds an equity, profits or voting interest of thirty percent (30%) or more.

     (b) "Board" The term "Board" shall mean the Company's Board of Directors or its delegate as set forth in Sections 3(d) and 3(e) below.

     (c) "Change of Control" Unless otherwise defined in a Participant's employment agreement, the term "Change of Control" shall be deemed to mean any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its Affiliates) representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (ii) of this sentence) whose appointment, election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) there is consummated a merger or consolidation of the Company or subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing (i) unless otherwise provided in a Participant's employment agreement, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (ii) unless otherwise provided in a Participant's employment agreement, "Change of Control" shall exclude the acquisition of securities representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities by the Company or any of its wholly owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company.

     (d) "Code" The term "Code" shall mean the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time.

     (e) "Company" The term "Company" shall mean Advanced Micro Devices, Inc., a Delaware corporation.

     (f) "Constructive Termination" The term "Constructive Termination" shall mean a resignation by a Participant who has been elected by the Board as a corporate officer of the Company due to diminution or adverse change in the circumstances of such Participant's employment with the Company, as determined in good faith by the Participant; including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company, and such termination shall be deemed to occur on the date such notice is delivered to the Company.

     (g) "Disinterested Director" The term "Disinterested Director" shall mean a member of the Board who has not, during the one year prior to service as an administrator of the Plan, or during such service, been granted or awarded equity securities of the Company pursuant to this Plan (except for automatic grants of options to Outside Directors pursuant to Section 8 hereof) or any other plan of the Company or any of its Affiliates.

     (h) "Fair Market Value per Share" The term "Fair Market Value per Share" shall mean as of any day (i) the closing price for Shares on the New York Stock Exchange as reported on the composite tape on the day as of which such determination is being made or, if there was no sale of Shares reported on the composite tape on such day, on the most recently preceding day on which there was such a sale, or (ii) if the Shares are not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is made, the amount determined by the Board or its delegate to be the fair market value of a Share on such day.

     (i) "Insider" The term "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

     (j) "ISO" The term "ISO" shall mean a stock option described in Section 422(b) of the Code.

     (k) "NSO" The term "NSO" shall mean a nonstatutory stock option not described in Section 422(b) of the Code.

     (l) "Option" The term "Option" shall mean (except as herein otherwise provided) a stock option granted under this Plan.

     (m) "Outside Director" The term "Outside Director" shall mean a member of the Board of Directors of the Company who is not also an employee of the Company or an Affiliate.

     (n) "Participant" The term "Participant" shall mean any person who holds an Option or Restricted Stock Award granted under this Plan.

     (o) "Plan" The term "Plan" shall mean this Advanced Micro Devices, Inc. 1996 Stock Incentive Plan, as amended from time to time.

     (p) "Shares" The term "Shares" shall mean shares of Common Stock of the Company and any shares of stock or other securities received as a result of the adjustments provided for in Section 11 of this Plan.

3.   ADMINISTRATION

     (a) The Board, whose authority shall be plenary, shall administer the Plan and may delegate part or all of its administrative powers with respect to part or all of the Plan pursuant to Section 3(d); provided, however, that the Board shall delegate administration of the Plan to the extent required by Section 3(e).

     (b) Except for automatic grants of Options to Outside Directors pursuant to
Section 8 hereof, the Board or its delegate shall have the power, subject to and within the limits of the express provisions of the Plan:

          (1) To grant Options pursuant to the Plan.

          (2) To determine from time to time which of the eligible persons shall be granted Options under the Plan, the number of Shares for which each Option shall be granted, the term of each granted Option and the time or times during the term of each

     Option within which all or portions of each Option may be exercised (which at the discretion of the Board of its delegate may be accelerated.)

          (3) To prescribe the terms and provisions of each Option granted (which need not be identical) and the form of written instrument that shall constitute the Option agreement.

          (4) To take appropriate action to amend any Option hereunder, including to amend the vesting schedule of any outstanding Option, or to cause any Option granted hereunder to cease to be an ISO, provided that no such action adverse to a Participant's interest may be taken by the Board or its delegate without the written consent of the affected Participant.

          (5) To determine whether and under what circumstances an Option may be settled in cash or Shares.

     (c) The Board or its delegate shall also have the power, subject to and within the limits of the express provisions of this Plan:

          (1) To construe and interpret the Plan and Options granted under the Plan, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board or its delegate, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any Option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (2) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

     (d) The Board may, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under Sections 3(b) and (c) above), under either or both of the following:

          (1) with respect to the participation of or granting of Options to an employee, consultant or advisor who is not an Insider, to a committee of one or more members of the Board, whether or not such members of the Board are Disinterested Directors;

          (2) with respect to matters other than the selection for participation in the Plan, substantive decisions concerning the timing, pricing, amount or other material term of an Option, to a committee of one or more members of the Board, whether or not such members of the Board are Disinterested Directors, or to one or more Insiders.

     (e) Unless each member of the Board is a Disinterested Director, the Board shall, by resolution, delegate administration of the Plan with respect to the participation in the Plan of employees who are Insiders, including its powers to select such employees for participation in the Plan, to make substantive decisions concerning the timing, pricing, amount or any other material term of an Option, to a committee of two or more Disinterested Directors who are also

"outside directors" within the meaning of Section 162(m) of the Code. Any committee to which administration of the Plan is so delegated pursuant to this
Section 3(e) may also administer the Plan with respect to an employee described in Section 3(d)(1) above.

     (f) Except as required by Section 3(e) above, the Board shall have complete discretion to determine the composition, structure, form, term and operations of any committee established to administer the Plan. If administration is delegated to a committee, unless the Board otherwise provides, the committee shall have, with respect to the administration of the Plan, all of the powers and discretion theretofore possessed by the Board and delegable to such committee, subject to any constraints which may be adopted by the Board from time to time and which are not inconsistent with the provisions of the Plan. The Board at any time may revest in the Board any of its administrative powers under the Plan, except under circumstances where a committee is required to administer the Plan under
Section 3(e) above.

     (g) The determinations of the Board or its delegate shall be conclusive and binding on all persons having any interest in this Plan or in any awards granted hereunder.

4.   SHARES SUBJECT TO PLAN

     Subject to the provisions of Section 11 (relating to adjustments upon changes in capitalization), the Shares which may be available for issuance under the Plan shall not exceed in the aggregate 42,900,000 Shares of the Company's authorized Common Stock and may be unissued Shares or reacquired Shares or Shares bought on the market for the purposes of issuance under the Plan. If any Options granted under the Plan shall for any reason be forfeited or canceled, terminate or expire, the Shares subject to such Options shall be available again for the purposes of the Plan. Shares which are delivered or withheld from the Shares otherwise due on exercise of an Option shall become available for future awards under the Plan. Shares that have actually been issued under the Plan, upon exercise of an Option shall not in any event be returned to the Plan and shall not become available for future awards under the Plan.

5.   ELIGIBILITY

     Options may be granted only to full or part-time employees, officers, directors, consultants and advisors of the Company and/or of any Affiliate; provided such consultants and advisors render bona fide services not in
--------
connection with the offer and sale of securities in a capital-raising transaction. Outside Directors shall not be eligible for the benefits of the Plan, except as provided in Section 8 hereof. Any Participant may hold more than one Option at any time; provided, however, that no Participant will be eligible
                        --------
to receive more than 2,000,000 Shares in any calendar year under the Plan pursuant to the grant of Options hereunder, other than new employees of the Company or an Affiliate of the Company (including new employees who are also officers and directors of the Company or an Affiliate of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment.

6.   STOCK OPTIONS -- GENERAL PROVISIONS

     (a) Except for automatic grants of Options to Outside Directors under
Section 8 hereof, each Option granted pursuant to the Plan may, at the discretion of the Board, be granted either as an ISO or as an NSO. No Option may be granted alternatively as an ISO and as an NSO.

     (b) To the extent that the aggregate exercise price for ISOs which are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plans of the Company or its subsidiaries or parent (as such terms are defined in Section 424 of the Code) exceeds $100,000, such Options shall be treated as NSOs.

     (c) No ISO may be granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of the Company or any of its subsidiaries or parent (as such terms are defined in Section 424 of the Code) unless the exercise price is at least 110% of the Fair Market Value per Share of the stock subject to the Option and the term of the Option does not exceed five (5) years from the date such ISO is granted.

     (d) Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify an ISO under Section 422 of the Code.

7.   TERMS OF OPTION AGREEMENT

     Except as otherwise required by the terms of Section 8 hereof, each Option agreement shall be in such form and shall contain such terms and conditions as the Board from time to time shall deem appropriate, subject to the following limitations:

     (a) The term of any NSO shall not be greater than ten (10) years and one day from the date it was granted. The term of any ISO shall not be greater than ten (10) years from the date it was granted.

     (b) The exercise price of each ISO shall be not less than the Fair Market Value per Share of the stock subject to the Option on the date the Option is granted. NSOs may be granted at an exercise price that is not less than Fair Market Value per Share of the Shares at the time an NSO is granted.

     (c) Unless otherwise specified in the Option agreement, no Option shall be transferable otherwise than by will, pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as otherwise permitted by regulations and interpretations under
Section 16 of the Exchange Act.

     (d) Except as otherwise provided in paragraph (e) of this Section 7 or in a Participant's employment agreement, the rights of a Participant (other than an Outside Director) to exercise an Option shall be limited as follows:

          (1) DEATH OR DISABILITY: If a Participant's service is terminated by death or disability, then the Participant or the Participant's estate, or such other person as may hold the Option, as the case may be, shall have the right for a period of twelve (12) months following the date of death or disability, or for such other period as the Board may fix, to exercise the Option to the extent the Participant was entitled to exercise such Option on the date of his death or disability, or to such extent as may otherwise be specified by the Board (which may so specify after the date of his death or disability but before expiration of the Option), provided the actual date of exercise is in no event after the expiration of the term of the Option. A Participant's estate shall mean his legal representative or any person who acquires the right to exercise an Option by reason of the Participant's death or disability.

          (2) MISCONDUCT: If a Participant is determined by the Board to have committed an act of theft, embezzlement, fraud, dishonesty, a breach of fiduciary duty to the Company (or Affiliate), or deliberate disregard of the rules of the Company (or Affiliate), or if a Participant makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or Affiliate), engages in any conduct which constitutes unfair competition with the Company (or Affiliate), induces any customer of the Company (or Affiliate) to break any contract with the Company (or Affiliate), or induces any principal for whom the Company (or Affiliate) acts as agent to terminate such agency relationship, then, unless otherwise provided in a Participant's employment agreement, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company (or Affiliate) for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, unless otherwise provided in a Participant's employment agreement, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

          (3) TERMINATION FOR OTHER REASONS: If a Participant's service is terminated for any reason other than those mentioned above under "DEATH OR DISABILITY" or "MISCONDUCT," the Participant, the Participant's estate, or such other person who may then hold the Option may, within three months following such termination, or within such longer period as the Board may fix, exercise the Option to the extent such Option was exercisable by the Participant on the date of termination of his employment or service, or to the extent otherwise specified by the Board (which may so specify after the date of the termination but before expiration of the Option) provided the date of exercise is in no event after the expiration of the term of the Option.

          (4) EVENTS NOT DEEMED TERMINATIONS: Unless otherwise provided in a Participant's employment agreement, the service relationship shall not be considered interrupted in the case of (i) a Participant who intends to continue to provide services as a director, employee, consultant or advisor to the Company or an Affiliate;
     (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Board, provided such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or between the Company or its Affiliates. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or an Affiliate as it may deem appropriate, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option.

     (e) Unless otherwise provided in a Participant's employment agreement, if any Participant's employment is terminated by the Company for any reason other than for Misconduct or, if applicable, by Constructive Termination, within one year after a Change of Control has occurred, then all Options held by such Participant shall become fully vested for exercise upon the date of termination, irrespective of the vesting provisions of the Participant's Option agreement. For purposes of this subsection (e), the term "Change of Control" shall have the meaning assigned by this Plan, unless a different meaning is defined in an individual Participant's Option agreement or employment agreement.

     (f) Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or its delegate shall deem appropriate.

     (g) The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore; provided that any such
                                                    --------
action may not, without the written consent of a Participant, impair any such Participant's rights under any Option previously granted.

8.   AUTOMATIC GRANTS TO OUTSIDE DIRECTORS

     (a) Each Outside Director shall be granted an Option to purchase 12,500 Shares under the Plan (the "First Option") on April 30, July 31, October 31 and December 15 or the first business day following such date, in the year that such Outside Director is first elected or appointed as a member of the Board; provided that an Outside Director who has previously been elected as a member of
--------
the Board on the Effective Date set forth in Section 14 below shall not be granted a First Option under the Plan. Thereafter, on April 30, July 31, October 31 and December 15 or the first business day following such date, each Outside Director reported as being elected at the annual meeting of the Company's stockholders shall be granted an additional Option to purchase 6,250 Shares under the Plan (the "Annual Option"). Further, subject to the right of any Outside Director who has not previously been elected as a member of the Board to receive a First Option, if there are insufficient Shares available under the Plan for each Outside Director who is eligible to receive an Annual Option (as adjusted) in any year, the number of Shares subject to each Annual Option in such year shall equal the total number of available Shares then remaining under the Plan divided by the number of Outside Directors who are eligible to receive an Annual Option on such date, as rounded down to avoid fractional Shares.

All Options granted to Outside Directors shall be subject to the following terms and conditions of this Section 8.

     (b) All Options granted to Outside Directors pursuant to the Plan shall be NSOs.

     (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, may consist entirely of (i) cash,
(ii) certified or cashier's check, (iii) other Shares which (x) either have been owned by the Participant for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

     (d) Each Option granted to an Outside Director shall be for a term of ten years plus one day. Each First Option shall vest and become exercisable according to the following schedule: one-third on April 30 of the calendar year following the date of grant; the remaining two-thirds vest in monthly increments thereafter, through April 30 of the third calendar year following the date of grant. Each Annual Option shall vest and become exercisable according to the following schedule: one-third on April 30 of the calendar year following the date of grant; the remaining two-thirds vest in monthly increments thereafter, through April 30 of the third calendar year following the date of grant. Any Shares acquired by an Outside Director upon exercise of an Option shall not be freely transferable until six months after the date stockholder approval referred to in Section 14 hereof is obtained.

     (e) If an Outside Director's tenure on the Board is terminated for any reason, then the Outside Director or the Outside Director's estate, as the case may be, shall have the right for a period of twenty-four months following the date such tenure is terminated to exercise the Option to the extent the Outside Director was entitled to exercise such Option on the date the Outside Director's tenure terminated; provided the actual date of exercise is in no event after the expiration of the term of the Option. An Outside Director's "estate" shall mean the Outside Director's legal representative or any person who acquires the right to exercise an Option by reason of the Outside Director's death or disability.

     (f) Upon a Change of Control, all Options held by an Outside Director shall become fully vested and exercisable upon such Change of Control, irrespective of any other provisions of the Outside Director's Option agreement.

         (g) The automatic grants to Outside Directors pursuant to this Section 8 shall not be subject to the discretion of any person. The other provisions of this Plan shall apply to the Options granted automatically pursuant to this
Section 8, except to the extent such other provisions are inconsistent with this
Section 8.

9.   PAYMENTS AND LOANS UPON EXERCISE OF OPTIONS

     With respect to Options other than Options granted to Outside Directors pursuant to Section 8, the following provisions shall apply:

     (a) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board or its delegate (and, in the case of an ISO, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) certified or cashier's check,
(iii) promissory note, (iv) other Shares which (x) either have been owned by the Participant for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (vi) any combination of the foregoing methods of payment. Any promissory note shall be a full recourse promissory note having such terms as may be approved by the Board and bearing interest at a rate sufficient to avoid imputation of income under Sections 483, 1274 or 7872 of the Code; provided that Participants who are not employees or directors of the
      --------
Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided
                                                                    --------
further, that the portion of the exercise price equal to the par value, if any,
-------
of the Shares must be paid in cash;

     (b) The Company may make loans or guarantee loans made by an appropriate financial institution to individual Participants, including Insiders, on such terms as may be approved by the Board for the purpose of financing the exercise of Options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

10.  TAX WITHHOLDING

     (a) Where, in the opinion of counsel to the Company, the Company has or will have an obligation to withhold federal, state or local taxes relating to the exercise of any Option, the Board may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company. With respect to the exercise of an Option, the Company may require the payment of such taxes before Shares deliverable pursuant to such exercise are transferred to the holder of the Option.

     (b) With respect to the exercise of an Option, a Participant may elect (a "Withholding Election") to pay his minimum statutory withholding tax obligation by the withholding of Shares from the total number of Shares deliverable pursuant to the exercise of such Option, or by delivering to the Company a sufficient number of previously acquired Shares, and may elect to have additional taxes paid by the delivery of previously acquired Shares, in each case in accordance with rules and procedures established by the Board. Previously owned Shares delivered in payment for such additional taxes must have been owned for at least six months prior to the delivery or must not have been acquired directly or indirectly from the Company and may be subject to such other conditions as the Board may require. The value of Shares withheld or delivered shall be the Fair Market Value per Share on the date the Option becomes taxable.

All Withholding Elections are subject to the approval of the Board must be made in compliance with rules and procedures established by the Board.

11.  ADJUSTMENTS OF AND CHANGES IN CAPITALIZATION

     If there is any change in the Common Stock of the Company by reason of any stock dividend, stock split, spin-off, split up, merger, consolidation, recapitalization, reclassification, combination or exchange of Shares, or any other similar corporate event, then the Board shall make appropriate adjustments to the number of Shares theretofore appropriated or thereafter subject or which may become subject to an Option under the Plan. In addition, the Board will make appropriate adjustment to the Share limitations set forth in Section 5 above. Outstanding Options shall also be automatically converted as to price and other terms if necessary to reflect the foregoing events. No right to purchase fractional Shares shall result from any adjustment in Options pursuant to this
Section 11. In case of any such adjustment, the Shares subject to the Option shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each holder of any Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

12.  PRIVILEGES OF STOCK OWNERSHIP

     No Participant will have any rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

13.  EXCHANGE AND BUYOUT OF AWARDS; RULE 16b-3

     The Board or its delegate may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options, except as otherwise provided in Section 7(i) with respect to Insiders. The Board or its delegate may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Board or its delegate and the Participant may agree. Grants of Options to Insiders are intended to comply with the applicable provisions of Rule 16b-3 and such Options shall contain such additional conditions or restrictions, if any, as may be required by Rule 16b-3 to be in the written agreement relating to such Options in order to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

14.  EFFECTIVE DATE OF THE PLAN

     This Plan will become effective when adopted by the Board (the "Effective Date"). This Plan must be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board or its delegate may grant Options pursuant to this Plan; provided that no Option may be exercised prior to the initial stockholder approval of this Plan. In the event that stockholder approval is not obtained within the time period provided herein, all Options granted hereunder will be canceled. So long as Insiders are Participants, the Company will comply with the requirements of Rule 16b-3 with respect to stockholder approval.

15.  AMENDMENT OF THE PLAN

     (a) The Board at any time, and from time to time, may amend the Plan; provided that, except as provided in Section 11 (relating to adjustments upon
--------
changes in capitalization), no amendment for which stockholder approval is required shall be effective unless such approval is obtained within the required time period. Whether stockholder approval is required shall be determined by the Board.

     (b) It is expressly contemplated that the Board may, without seeking approval of the Company's stockholders, amend the Plan in any respect necessary to provide the Company's employees with the maximum benefits provided or to be provided under Section 422 of the Code or Section 16 of the Exchange Act and the regulations promulgated thereunder and/or to bring the Plan or Options granted under it into compliance therewith.

     (c) Rights and obligations under any Option granted before any amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person who holds the Option, which consent may be obtained in any manner that the Board or its delegate deems appropriate.

     (d) To the extent required by Rule 16b-3, the Board may not amend the provisions of Section 8 hereof more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

16.  REGISTRATION, LISTING, QUALIFICATION, APPROVAL OF STOCK AND OPTIONS

     An award under this Plan will not be effective unless such award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17.  NO RIGHT TO EMPLOYMENT

     Nothing in this Plan or in any Option shall be deemed to confer on any employee any right to continue in the employ of the Company or any Affiliate or to limit the rights of the Company or its Affiliates, which are hereby expressly reserved, to discharge an employee at any time, with or without cause, or to adjust the compensation of any employee.

18.  MISCELLANEOUS

     The use of any masculine pronoun or similar term is intended to be without legal significance as to gender.

[LOGO OF AMD]

EQUISERVE
P.O. BOX 43004
PROVIDENCE, RI 02940-3004


VOTE BY INTERNET - www.proxyvote.com
                   -----------------
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up to 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Advanced Micro Devices, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                             AMCRO1           KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

________________________________________________________________________________

ADVANCED MICRO DEVICES, INC.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

Nominees for Directors:

1.  01) W.J. Sanders III,
    02) Hector de J. Ruiz,
    03) Charles M. Blalack,
    04) R. Gene Brown,
    05) Robert B. Palmer,
    06) Joe L. Roby,
    07) Friedrich Baur,
    08) Leonard Silverman

        For All          [_]
        Withhold All     [_]
        For All Except   [_]

    To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

    _____________________________________________

Vote on Proposals

2.  Ratification of appointment of independent auditors.

        For       [_]
        Against   [_]
        Abstain   [_]

3.  Approval of amendments to the 1996 Stock Incentive Plan.

        For       [_]
        Against   [_]
        Abstain   [_]


Unless otherwise specified, this proxy will be voted FOR the listed nominees for Directors, FOR Ratification of Ernst & Young LLP as the Company's independent auditors and FOR Approval of the amendments to the 1996 Stock Incentive Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT  [_]

Please sign exactly as the name or names appear in this proxy. If the stock is issued in the name of two or more persons, all of them should sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executors, administrators and trustees so indicate when signing.

______________________________________  _________________

______________________________________  _________________
Signature (PLEASE SIGN WITHIN BOX)      Date


______________________________________  _________________

______________________________________  _________________
Signature (Joint Owners)                Date

________________________________________________________________________________

                                 One AMD Place
                              Sunnyvale, CA 94088
                                 (408) 732-2400


You are cordially invited to attend the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held at 10:00 a.m. on Thursday, April 25, 2002, at the St. Regis Hotel at 2 East 55th Street, New York, New York. Detailed information regarding the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether or not you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you either vote by telephone
                                                        ------
or by the Internet or sign and return your proxy card as soon as possible in the
--                 --
envelope provided.


--------------------------------------------------------------------------------

________________________________________________________________________________

                                     PROXY

                          ADVANCED MICRO DEVICES, INC.

                Annual Meeting of Stockholders - April 25, 2002

          This Proxy is solicited on behalf of the Board of Directors

The undersigned appoints W.J. SANDERS III and THOMAS M. MCCOY and each of them as proxies for the undersigned, with full power of substitution, to represent and to vote all the stock of the undersigned on the following matters as described in the Proxy Statement accompanying the Notice of Meetings, receipt of which is hereby acknowledged, and according to their discretion, on all matters that may be properly presented for action at the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held on Thursday, April 25, 2002, and at any adjournment(s) or postponement(s) thereof. If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxyholders will vote FOR the nominees listed on the reverse side, FOR the ratification of appointment of independent auditors and FOR the amendments to the 1996 Stock Incentive Plan, and in the discretion of the proxyholders, on other matters which may properly be presented at the meeting. The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote in person.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
------------------                                            ------------------
 SEE REVERSE SIDE                                              SEE REVERSE SIDE
------------------                                            ------------------
________________________________________________________________________________